UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

SCHOLASTIC CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY

NEW YORK, NY 10012

(Address of principal executive offices, including zip code)

(212) 343-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of the security holders during the Registrant’s annual meeting of stockholders on September 19, 2012 are as follows:

Matters voted upon by holders of Class A Stock

1. Nominees for Election to Board of Directors

	For	Against	Withheld
Richard Robinson	1,656,200	0	0
John L. Davies	1,656,200	0	0
Andrew S. Hedden	1,656,200	0	0
Mae C. Jemison	1,656,200	0	0
Peter M. Mayer	1,656,200	0	0
Augustus K. Oliver	1,656,200	0	0
Richard M. Spaulding	1,656,200	0	0
Margaret A. Williams	1,656,200	0	0

2. Approval of the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan.

For	Against	Abstain
1,656,200	0	0

No shares of Class A stock are held through brokers and, accordingly, broker non-votes are not applicable.

Matters Voted Upon by Holders of Common Stock

1. Nominees for Election to Board of Directors.

	For	Against	Withheld	Broker Non-Vote
James W. Barge	25,209,805	0	502,034	0
Marianne Caponnetto	25,105,027	0	606,632	0
John G. McDonald	23,021,324	0	2,626,343	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: September 25, 2012	By: /s/ Andrew S. Hedden
Andrew S. Hedden Executive Vice President, General Counsel and Secretary